EXHIBIT 99.1

Arbutus to Present at the 2018 Wedbush PacGrow Healthcare Conference

WARMINSTER, Pa., Aug. 09, 2018 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced that Dr. Michael Sofia, Arbutus’ Chief Scientific Officer, will present a corporate update at the Wedbush PacGrow Healthcare Conference on Wednesday, August 15, 2018 at 2:30 pm – 3:00 pm ET in New York.

A live webcast of the presentation can be accessed through the Investor section of Arbutus' website at www.arbutusbio.com.  A replay of the webcast will be available for 90 days following the live presentation.

About Arbutus
Arbutus Biopharma Corporation is a publicly-traded (Nasdaq: ABUS) biopharmaceutical company dedicated to discovering, developing, and commercializing a cure for patients suffering from chronic Hepatitis B infection. Arbutus is developing multiple drug candidates, each of which have the potential to improve upon the standard of care and contribute to a curative combination regimen. For more information, visit www.arbutusbio.com.

Contact Information

Investors

Mark Murray
President and CEO
Phone: 604-419-3200
Email: ir@arbutusbio.com

Pam Murphy
Investor Relations Consultant
Phone: 604-419-3200
Email: ir@arbutusbio.com